Exhibit 10.3

ADDENDUM
TO
NOTICE OF GRANT OF RESTRICTED STOCK UNITS

AND
RESTRICTED STOCK UNITS AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Notice of Grant of
Restricted Stock Units (the “Grant Notice”) and Restricted Stock Units Agreement (the “Agreement”) by and between Silicon
Laboratories Inc. (the“Corporation”) and __________ (“Participant”) evidencing the Award granted to Participant on ____	,	20	___
under the terms of the Corporation’s 2000 Stock Incentive Plan (the “Plan”), and such provisions shall be effective immediately. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Grant Notice, the Agreement or the Plan.

INVOLUNTARY TERMINATION FOLLOWING CHANGE IN CONTROL

1.             To the extent that the vesting of Restricted Stock Units subject to the Award is not accelerated effective as of the date of a Change in Control pursuant to Section 8 of the Agreement, such Restricted Stock Units shall continue, over Participant’s period of Service after the Change in Control, to vest and become Vested Units in one or more installments in accordance with the provisions of the Grant Notice.  However, immediately upon an Involuntary Termination of Participant’s Service within eighteen (18) months following such Change in Control, the Award (or any replacement award), to the extent outstanding at the time but not otherwise fully vested, shall automatically become vested in full and all Restricted Stock Units subject to the Award shall be deemed Vested Units.

2.             The Award, as accelerated under Paragraph 1 above, shall be settled in accordance with Section 6 of the Agreement.

3.             For purposes of this Addendum, an Involuntary Termination shall mean the termination of Participant’s Service by reason of:

(i)            Participant’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii)           Participant’s voluntary resignation following (A) a change in Participant’s position with the Corporation (or Parent or Subsidiary employing Participant) which materially reduces Participant’s duties and responsibilities or the level of management to which Participant reports, (B) a reduction in Participant’s level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of Participant’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Participant’s consent.